Registration No._________


As filed with the Securities and Exchange Commission on August 17, 2001
==========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                      ------------------------------

                      FORM S-8 REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                        --------------------------
                             FirstEnergy Corp.
          (Exact name of registrant as specified in charter)

OHIO                                                           34-1843785
(State or other jurisdiction of
 incorporation or organization)       (I.R.S. Employer Identification No.)

                 76 South Main Street, Akron, Ohio 44308
                            (330) 384-5100
     (Address, including zip code, of Principal Executive Offices)

FirstEnergy Corp. Executive and Director Incentive Compensation Plan

                        (Full title of the plan)

                             Nancy C. Ashcom
                           Corporate Secretary
                             FirstEnergy Corp.
                           76 South Main Street,
                             Akron, Ohio 44308
                         Tel. No. (330) 384-5504

(Name, address, and telephone number, including area code, of agent for service)

                               Copies to:
                         John H. Byington, Esq.
                         Pillsbury Winthrop LLP
                         One Battery Park Plaza
                        New York, New York 10004
                        Tel. No. (212) 858-1102
             -----------------------------------------------


                                  CALCULATION OF REGISTRATION FEE

Title of securities   Amount to be       Proposed maximum            Proposed maximum       Amount of
 to be registered      registered      offering price per unit  aggregate offering price registration fee
=========================================================================================================
Common Stock*       7,500,000 shares**      $30.00***                $225,000,000***          $56,250
=========================================================================================================

*    Includes rights to purchase shares of Common Stock under the Company's Rights Agreement.
**   This Registration Statement shall be deemed to cover additional securities to be issued in connection with or as a result of stock splits, stock dividends or similar transactions.
***  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.  Based on the average of the reported high and low sales prices of shares of Common Stock reported on the New
     York Stock Exchange on August 16, 2001.


               STATEMENT PURSUANT TO GENERAL INSTRUCTION E

          Pursuant to and as permitted by General Instruction E, this Registration Statement on Form S-8 is being filed to register an additional 7,500,000 shares of Common Stock, par value $.10 per share, of FirstEnergy Corp. (the "Company") for issuance under the FirstEnergy Corp. Executive and Director Incentive Compensation Plan (the "Plan").

                                PART I

          A prospectus setting forth the information required by Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1)(i).

                               PART II

              INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents, which have heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

          1.  The Annual Report on Form 10-K for the year ended
     December 31, 2000;

          2. The Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001 and March 31,2001; and

          3. The contents of the Company's Registration Statement on Form S-4/A, Registration No. 333-46444, filed with the Commission on October 13, 2000, including the Description of the Common Stock of the Company contained in the "Description of FirstEnergy Common Stock After the Merger" Section therein
     (Item 4), and the contents of the Company's Registration Statement on Form S-8, Registration No. 333-62886, filed with the Commission on June 13, 2001, including Indemnification of Directors and Officers (Item 6) and Undertakings (Item 9).

          All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

          Incorporated by reference, see Item 3.

Item 5.  Interests of Named Experts and Counsel.

          The legality of the securities being registered will be verified by Leila L. Vespoli, our General Counsel. As of August 16, 2001, Ms. Vespoli owned 3,657.8857 shares of our Common Stock.

Item 6.  Indemnification of Directors and Officers.

          Incorporated by reference, see Item 3.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

Exhibit
Number                      Description
-------                     -----------

4(a)      Amended Articles of Incorporation of FirstEnergy Corp.
          (physically filed and designated in Registration
          No. 333-21011 as Exhibit (3)-1).

4(b)      Amended Code of Regulations of FirstEnergy Corp.
          (physically filed and designated in Registration
          No. 333-21011 as Exhibit (3)-2).

4(c) Form of Common Stock Certificate (physically filed and designated in Registration No. 333-40063 as
          Exhibit 4(c)).

4(d) Rights Agreement dated as of November 18, 1997, between FirstEnergy Corp. and The Bank of New York and form of Right Certificate (physically filed and designated in Current Report on Form 8-K dated November 18, 1997 as Exhibit 4.1).

5         Opinion of Leila L. Vespoli, Esq., Vice President and
          General Counsel for the Company as to the securities being registered.

15 Letter of Arthur Andersen LLP to the Company regarding the unaudited interim financial information.

23(a)     Consent of Leila L. Vespoli, Esq. (contained in
          Exhibit 5 hereto).

23(b)     Consent of Independent Public Accountants, Arthur
          Andersen LLP.

24        Power of Attorney (included on the signature page).

Item 9.  Undertakings.

          Incorporated by reference, see Item 3.

          ------------------------------------------------

                               SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in The City of Akron and State of Ohio, on the 16th day of August, 2001.

                                    FIRSTENERGY CORP.

                                    By: s/ H. Peter Burg
                                        -------------------------
                                        H. Peter Burg
                                        Chairman of the Board and
                                        Chief Executive Officer

                              POWER OF ATTORNEY

          Each of the undersigned directors and officers of the Registrant, individually as such director and/or officer, hereby makes, constitutes and appoints H. Peter Burg and Nancy C. Ashcom, and each of them, singly or jointly, with full power of substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name, place and stead, in any and all capacities, and to file with the Commission, this registration statement and any and all amendments, including post-effective amendments, to this registration statement, which amendment may make such changes in the registration statement as the registrant deems appropriate hereby ratifying and confirming all that each of said attorneys-in-fact, or his, her or their substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                        Title                        Date
---------                        -----                        ----
s/H. Peter Burg              Chairman of the Board and     August 16, 2001
-------------------------     Chief Executive Officer
(H. Peter Burg)

s/Anthony J. Alexander       President, Chief Operating    August 16, 2001
-------------------------       Officer And Director
(Anthony J. Alexander)

s/Richard H. Marsh           Vice President and Chief      August 16, 2001
-------------------------        Financial Officer
(Richard H. Marsh)

s/Harvey L. Wagner           Controller and Chief          August 16, 2001
-------------------------     Accounting Officer
(Harvey L. Wagner)

s/Dr. Carol A Cartwright     Director                      August 16, 2001
-------------------------
Dr. Carol A. Cartwright)

s/William F. Conway          Director                      August 16, 2001
-------------------------
(William F. Conway)

s/Robert L. Loughhead        Director                      August 16, 2001
-------------------------
(Robert L. Loughhead)

s/Robert B. Heisler, Jr.     Director                      August 16, 2001
-------------------------
(Robert B. Heisler, Jr.)

s/Russell W. Maier           Director                      August 16, 2001
-------------------------
(Russell W. Maier)

                                6


Signature                        Title                        Date
---------                        -----                        ----
s/Paul J. Powers             Director                      August 16, 2001
-------------------------
(Paul J. Powers)

s/Robert C. Savage           Director                      August 16, 2001
-------------------------
(Robert C. Savage)

s/George M. Smart            Director                      August 16, 2001
-------------------------
(George M. Smart)

s/Jesse T. Williams, Sr.     Director                      August 16, 2001
-------------------------
(Jesse T. Williams, Sr.)


                                7

                               EXHIBIT INDEX

Exhibit
   No.      Description
-------     -----------

 4(a)* Amended Articles of Incorporation of FirstEnergy Corp. (physically filed and designated in Registration Statement No. 333-21011 as Exhibit (3)-1).

 4(b)* Amended Code of Regulations of FirstEnergy Corp. (physically filed and designated in Registration Statement No. 333-21011 as Exhibit (3)-2).

 4(c)* Form of Common Stock Certificate (physically filed and designated in Registration Statement No. 333-40063 as Exhibit 4(c).

 4(d)* Rights Agreement dated as of November 18, 1997, between FirstEnergy Corp. and The Bank of New York and form of Right Certificate (physically filed and designated in Current Report on Form 8-K dated November 18, 1997 as Exhibit 4.1).

 5 Opinion of Leila L. Vespoli, Esq., Vice President and General Counsel for the Company as to the securities being registered.

15 Letter of Arthur Andersen LLP to the Company regarding the unaudited interim financial information.

23(a)       Consent of Leila L. Vespoli, Esq. (contained in Exhibit No.
            5).

23(b)       Consent of Independent Public Accountants, Arthur Andersen
            LLP.

24          Power of Attorney (included on the signature page).

---------------------------

*  Incorporated by reference as noted therein.


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